Grace News
Media Relations Rich Badmington T +1 410.531.4370 rich.badmington@grace.com	Investor Relations Tania Almond T +1 410.531.4590 tania.almond@grace.com

Grace Completes Separation
into Two Independent, Industry-Leading Companies

COLUMBIA, Md., Feb. 3, 2016 (GLOBE NEWSWIRE) -- W. R. Grace & Co. (NYSE: GRA) has completed the previously announced separation of Grace into two independent, industry-leading companies: W. R. Grace & Co. and GCP Applied Technologies Inc. (NYSE: GCP).

GCP will begin “regular way” trading on the New York Stock Exchange tomorrow.

The separation occurred by means of a pro rata distribution to Grace stockholders of all of the outstanding shares of GCP common stock. One share of GCP common stock was distributed for each share of Grace common stock held as of the close of business on Jan. 27, 2016. No fractional shares were distributed.

Moving forward, Grace will continue to own and operate the company’s existing Catalysts Technologies and Materials Technologies operating segments, except for the Darex Packaging Technologies business. For customers, Grace will continue to deliver high-value, differentiated technologies as a global leader in its segments. For investors, Grace will continue to create value with a focus on sales and earnings growth, margin expansion, strong cash flow, and high returns on capital.

Grace Chairman and Chief Executive Officer Fred Festa noted, “We are as confident as ever that the separation will create value for our shareholders and sharpen our strategic focus on our customers. I’d like to extend congratulations to GCP Applied Technologies and wish them every success as an independent company. I’d also like to thank the employees of both companies who worked so diligently to complete this complex process within the one year timeline we planned.”

About Grace

Built on talent, technology, and trust, Grace is a leading global supplier of catalysts and engineered materials. The company’s two industry-leading business segments—Grace Catalysts Technologies and Grace Materials Technologies—provide innovative products, technologies, and services that enhance the products and processes of our customer partners around the world. Grace employs approximately 3,700 people in over 30 countries. More information about Grace is available at www.grace.com.

Forward-looking statements

This document and the exhibits hereto contain forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues” or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. For these statements, Grace claims the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Like other businesses, Grace is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements or that could cause other forward-looking statements to prove incorrect include, without limitation, risks related to: the cyclical and seasonal nature of the industries that Grace serves; the effectiveness of Grace’s research and development and new product introductions; the cost and availability of raw materials and energy; foreign operations, especially in emerging regions; changes in currency exchange rates; developments affecting Grace’s outstanding liquidity and indebtedness, including debt covenants and interest rate

1 grace.com	Talent | Technology | Trust™

exposure; developments affecting Grace’s funded and unfunded pension obligations; acquisitions and divestitures of assets and gains and losses from dispositions; warranty and product liability claims; hazardous materials and costs of environmental compliance; the separation, such as the costs of the separation, Grace’s company’s ability to realize the anticipated benefits of the separation and distribution, and the value of Grace’s common stock following the separation; and those additional factors set forth in Grace’s most recent Annual Report on Form 10-K, quarterly report on Form 10-Q and current reports on Form 8-K which have been filed with the Securities and Exchange Commission.

2 grace.com	Talent | Technology | Trust™